Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Angion Biomedica Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	2021 Incentive Award Plan Common Stock, $0.0001 par value per share	457(c) and 457(h)(2)	1,497,917	(3)	$1.34	(2)	$2,007,208.78	.0000927	$186
Equity	2021 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	457(c) and 457(h)(4)	299,583	(5)	$1.14	(4)	$341,524.62	.0000927	$32
Total Offering Amounts							$2,348,773.40		$218
Total Fees Previously Paid									—
Total Fee Offsets									—	(6)
Net Fee Due									218

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of Angion Biomedica Corp. (the “Registrant”) that become issuable under the Registrant’s 2021 Incentive Award Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the common stock as reported on the Nasdaq Capital Market on May 13, 2022.

(3)	Represents an automatic annual increase equal to 5% of the total number of shares of the Registrant’s capital stock outstanding on January 31st of the preceding fiscal year, which annual increase is provided by the 2021 Plan.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price are calculated using the average of the high and low prices of the common stock as reported on the Nasdaq Capital Market on May 13, 2022, multiplied by 85%.

(5)	Represents an automatic annual increase equal to 1% of the total number of shares of the Registrant’s capital stock outstanding on January 31st of the preceding fiscal year, which annual increase is provided by the 2021 ESPP

(6)	The Registrant does not have any fee offsets.